                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
                                  BIOGEN, INC.
                (Name of Registrant as Specified in Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[Biogen Logo]

Notice of 2000 Annual Meeting
and Proxy Statement

[GRAPHIC OF DOUBLE HELIX OF DNA]

--------------------------------------------------------------------------------

[Biogen Logo]

                                                                    May 19, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Biogen, Inc. to be held at 10:00 a.m. on Friday, June 16, 2000 at the Company's offices located at 12 Cambridge Center, Cambridge, Massachusetts 02142.

     At the Annual Meeting, three persons will be elected to the Board of Directors. The Board of Directors recommends the re-election of the nominees named in the Proxy Statement. In addition, the Company will ask the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ James L. Vincent

                                          James L. Vincent
                                          Chairman of the Board and Chief
                                          Executive Officer

     YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                  BIOGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2000

TO THE STOCKHOLDERS OF BIOGEN, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Biogen, Inc., a Massachusetts corporation, will be held at 10:00 a.m. on Friday, June 16, 2000 at Biogen's offices located at 12 Cambridge Center, Cambridge, Massachusetts 02142 for the following purposes:

          1. To elect three members to the Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal.

          2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

          3. To transact such other business as may be properly brought before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 21, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return, postage-paid, self-addressed envelope is enclosed for your convenience.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ James L. Vincent
                                            JAMES L. VINCENT
                                            Chairman of the Board and Chief
                                            Executive Officer

Cambridge, Massachusetts
May 19, 2000

                                  BIOGEN, INC.
                              14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biogen, Inc. ("Biogen" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") which will be held at the Company's offices at 12 Cambridge Center, Cambridge, Massachusetts 02142 on Friday, June 16, 2000 at 10:00 a.m. for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by valid proxies, received in time for the Meeting and not revoked prior to the Meeting, will be voted at the Meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to the Clerk of the Company a signed statement of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Meeting may vote in person by revoking the proxy. This Proxy Statement and the accompanying proxy are being mailed on or about May 22, 2000 to all stockholders entitled to notice of and to vote at the Meeting.

     The close of business on April 21, 2000 is the record date for determining the stockholders entitled to notice of and to vote at the Meeting. On that date, the Company had 150,706,289 shares of Common Stock outstanding and entitled to vote.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

     The Company effected a two-for-one stock split on each of November 15, 1996 and June 25, 1999. All of the information presented in this Proxy Statement has been adjusted to reflect both stock splits.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") currently consists of twelve members divided into three equal classes serving staggered three-year terms. The number of directors will be reduced to eleven members effective immediately prior to the Meeting. The term of one class of directors expires at the Meeting. As a result of the decrease in the number of directors, only three directors are to be elected to the class whose term expires at the Meeting. They will hold office until the Annual Meeting of Stockholders in 2003 and until their successors are elected unless they resign or are removed.

VOTE

     A plurality of the votes cast at the Meeting is required to elect a director. If any nominee is unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend. THE BOARD RECOMMENDS THE ELECTION OF HAROLD W. BUIRKLE, ALAN K. SIMPSON AND JAMES L. VINCENT AS DIRECTORS.

INFORMATION ABOUT THE DIRECTORS

[PICTURE]
Alexander G. Bearn, M.D.
(age 77)
                       Director since 1991; Member of the class of directors with term ending at the Meeting; retiring from the Board effective immediately prior to the Meeting; Executive Director of the American Philosophical Society since 1997; Visiting Physician, Adjunct Professor at the Rockefeller University in New York since 1966 and Trustee of the Rockefeller University since 1970; Trustee of Howard Hughes Medical Institute since 1987; from 1979 to 1988, Senior Vice President for Medical and Scientific Affairs of the International Division of Merck & Co.; Director of Vasomedical, Inc.; member of the Scientific Board of the Company and nominated as a director pursuant to designation by the Scientific Board.

[PICTURE]
Alan Belzer
(age 67)
                       Director since 1990; Member of the class of directors with term ending in 2001; President, Chief Operating Officer and Director, Allied-Signal, Inc. (now Honeywell International Inc.) from 1988 to 1993; from 1983 to 1988, Executive Vice President and President, Engineered Materials Sector, Allied-Signal, Inc.

Harold W. Buirkle
(age 79)
[PICTURE]
NOMINEE FOR RE-ELECTION
                       Director since 1986; Managing Director, The Henley Group, Inc. from 1986 to 1990; from 1983 to 1985, Executive Vice President, Finance and Planning, Allied Corporation (formerly Allied-Signal, Inc., now Honeywell International Inc.).


[PICTURE]
Mary L. Good, Ph.D.
(age 68)
                       Director since 1997; Member of the class of directors with term ending in 2001; Managing Member, Venture Capital Investors, LLC since 1997; Donaghey University Professor at University of Arkansas at Little Rock since 1998; Under Secretary for Technology, United States Department of Commerce from 1993 to 1997; Senior Vice President, Technology, Allied-Signal, Inc. (now Honeywell International Inc.) from 1988 to 1993; Director of IDEXX Laboratories, Inc. and Whatman Co. plc.

[PICTURE]
Thomas F. Keller, Ph.D.
(age 68)
[PICTURE]
                       Director since 1996; Member of the class of directors with term ending in 2002; Dean, Fuqua School of Business Europe, Duke University, since 1999; R.J. Reynolds Professor of Business Administration, Duke University, since 1974; Dean, Fuqua School of Business, Duke University, from 1974 until 1996; Director of American Business Products, LADD Furniture Co., Inc., Dimon, Inc., Wendy's International, and Nations Funds.

[PICTURE]
Roger H. Morley
(age 68)
                       Director since 1987; Member of the class of directors with term ending in 2002; Vice President, Schiller International University, Heidelberg, Germany since 1983; Co-Managing Director, R&R Inventions Ltd., Birmingham, U.K. since 1985; Advisory Director of Bank of America, Illinois; Director of Blyth Industries.

[PICTURE]
James C. Mullen
(age 41)
                       Director since 1999; Member of the class of directors with term ending in 2002; President and Chief Operating Officer of Biogen, Inc. since 1999; Vice President-International of Biogen from 1996 until 1999; Vice President-Operations of Biogen from 1991 to 1996. Prior to joining Biogen in 1989, Mr. Mullen held various positions of responsibility at SmithKline-Beckman Corporation (now SmithKline Beecham Corporation) from 1984 to 1988, including Director of Engineering, SmithKline and French Laboratories Worldwide.

[PICTURE]
Sir Kenneth Murray, Ph.D.
(age 69)
                       Director since 1980; Member of the class of directors with term ending in 2001; Biogen Professor of Molecular Biology, University of Edinburgh, Scotland since 1984 (Emeritus since 1998); during 1985 and 1986, Interim Research Director of Biogen S.A.; Fellow of the Royal Society; Vice Chairman of the Scientific Board of the Company and nominated as a director pursuant to designation by the Scientific Board.

[PICTURE]
Phillip A. Sharp, Ph.D.
(age 55)
                       Director since 1982; Member of the class of directors with term ending in 2002; Institute Professor, Center for Cancer Research, Massachusetts Institute of Technology since 1999; from 1991 until 1999, Salvador E. Luria Professor and Head of the Department of Biology, Center for Cancer Research, MIT; Director of the Center for Cancer Research at MIT from 1985 to 1991; Chairman of the Scientific Board of the Company and nominated as a director pursuant to designation by the Scientific Board; Nobel Laureate.

[PICTURE]
Alan K. Simpson
(age 68)
NOMINEE FOR RE-ELECTION
                       Director since 1997; Director of the Institute of Politics and Visiting Lecturer, John F. Kennedy School of Government, Harvard University since 1997; United States Senator from Wyoming from 1979 to 1997; Assistant Majority Leader, United States Senate from 1984 to 1994; Director of I.D.S.-American Express.

[PICTURE]
James W. Stevens
(age 63)
                       Director since 1986; Member of the class of directors with term ending in 2001; Chairman, Prudential Asset Management Group from 1993 to 1995; Executive Vice President, The Prudential Insurance Company of America and Prudential Investment Corporation from 1987 to 1995; Managing Director, Dillon, Read & Company Inc. from 1985 until 1987; from 1984 until 1985, Group Executive of Citicorp and Citibank N.A. and Chairman of Citicorp Venture Capital, Ltd; Director of Maxcor Financial Group Inc. and Pen-Tab Industries, Inc.

[PICTURE]
James L. Vincent
(age 60)
NOMINEE FOR RE-ELECTION
                       Director since 1985; Chairman of the Board of Directors of Biogen, Inc. since 1985; Chief Executive Officer of Biogen since December 1998 and from 1985 until February 1997, and President from 1985 to February 1994; from 1982 to 1985, Group Vice President, Allied Corporation (formerly Allied-Signal, Inc., now Honeywell International Inc.) and President, Allied Health and Scientific Products Company; from 1979 through 1980, Executive Vice President, Chief Operating Officer and a Director of Abbott Laboratories, Inc.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Board has a Compensation and Management Resources Committee, a Finance and Audit Committee, a Stock and Option Plan Administration Committee, a Project Share Committee and a Nominating Committee. The Compensation and Management Resources Committee, whose members are Roger H. Morley (Chairman), Harold W. Buirkle, Mary L. Good, Phillip A. Sharp and James L. Vincent, makes recommendations to the Board concerning remuneration and benefits for senior executives, and reviews executive development and succession. The Finance and Audit Committee, whose members are Harold W. Buirkle (Chairman), Alan Belzer, Thomas F. Keller, James C. Mullen and James W. Stevens, reviews the Company's quarterly and annual financial statements and Annual Report on Form 10-K, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, recommends independent public accountants to the Board and makes recommendations concerning financial, investment and taxation policies. The Stock and Option Plan Administration Committee, whose members are Harold W. Buirkle and Roger H. Morley, administers certain stock and stock option plans. The Project Share Committee, whose members are Phillip A. Sharp (Chairman), Kenneth Murray and James L. Vincent, recommends to the Board stock and stock option awards for scientific consultants. The Nominating Committee, whose members are Alan Belzer (Chairman), Alexander G. Bearn, Kenneth Murray, Alan K.

Simpson, James W. Stevens and James L. Vincent, identifies, evaluates and nominates candidates to fill Board positions. The Nominating Committee will consider nominees recommended by the Company's stockholders. Stockholders wishing to nominate a person for election to the Board must follow the procedures described in the Company's By-laws.

     The Board met five times in 1999. Each of the Committees, except for the Project Share Committee and the Nominating Committee, met five times in 1999. Neither the Project Share Committee nor the Nominating Committee met in 1999. No director attended fewer than 75% of the total number of meetings of the Board or of Committees of the Board on which he or she served during 1999.

     Non-employee members of the Board receive a $20,000 per year retainer, $1,500 for each Board meeting attended and $500 for attending each meeting of Committees of the Board on which they serve, except for Committee chairmen, who receive $1,000 per Committee meeting attended. Those directors who are members of the Company's Scientific Board and who are not Company employees also received in 1999 an annual consulting fee of $20,000, $2,000 per day for Scientific Board meetings, and $500 per day for each full working day spent in the Company's laboratories, except for the Chairman of the Scientific Board whose annual consulting fee in 1999 was $75,000. Directors who are not members of the Company's Scientific Board are eligible to participate in the Company's 1985 Non-Qualified Stock Option Plan (the "1985 Plan"). In 1999, Alan Belzer and Thomas F. Keller were each granted options for the purchase of 30,000 shares of the Company's Common Stock under the 1985 Plan. Directors who are members of the Scientific Board are eligible to participate in the Company's 1987 Scientific Board Stock Option Plan (the "1987 Plan"). In 1999, no eligible director received options under the 1987 Plan. Directors may defer all or part of their cash compensation pursuant to the Company's Voluntary Board of Directors Savings Plan.

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants, to examine the financial statements of the Company for the year ending December 31, 2000. PricewaterhouseCoopers examined the Company's financial statements for the year ended December 31, 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers as the Company's independent accountants, the Board will reconsider its selection. The Company expects that representatives of PricewaterhouseCoopers will attend the Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

     THE BOARD RECOMMENDS RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                SHARE OWNERSHIP

     The following table sets forth information as of April 10, 2000 concerning the ownership of the Company's Common Stock by (i) each current member of the Board, (ii) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement and (iii) all current directors and executive officers as a group. No stockholder of the Company is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                            NAME                              NUMBER(1)      PERCENT(1)
                            ----                              ---------      ----------
Current Directors:
Alexander G. Bearn..........................................     56,400(2)         *
Alan Belzer.................................................    154,000(3)         *
Harold W. Buirkle...........................................    503,370            *
Mary L. Good................................................     40,000(4)         *
Thomas F. Keller............................................     60,800(5)         *
Roger H. Morley.............................................     68,000(4)         *
James C. Mullen.............................................    564,128(6)         *
Kenneth Murray..............................................    803,000(7)         *
Phillip A. Sharp............................................    966,000(8)         *
Alan K. Simpson.............................................     32,941(9)         *
James W. Stevens............................................    324,000(10)        *
James L. Vincent............................................  1,189,057(11)        *

Named Executive Officers Who Are Not Directors:
Burt A. Adelman.............................................    152,907(12)        *
Joseph M. Davie.............................................    541,930(13)        *
Mark W. Leuchtenberger......................................    109,991(14)        *
All current executive officers and directors as a group (23
  persons)..................................................  6,161,915(15)     3.98%

---------------
   * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

 (1) All references to options in these notes mean those options which are held by the respective person on April 10, 2000 and which are exercisable on April 10, 2000 or become exercisable on or before sixty days after April 10, 2000. The calculation of percentages is based upon the number of shares issued and outstanding at April 10, 2000, plus shares subject to options held by the respective person at April 10, 2000, which are exercisable on April 10, 2000 or become exercisable on or before sixty days after April 10, 2000.

 (2) Includes 56,000 shares which may be acquired pursuant to options.

 (3) Includes 144,000 shares which may be acquired pursuant to options.

 (4) Represents shares which may be acquired pursuant to options.

 (5) Represents 60,000 shares which may be acquired pursuant to options held by a partnership of which Dr. Keller is a general partner and 800 shares which are held by the same partnership.

 (6) Includes 536,400 shares which may be acquired pursuant to options and 1,748 shares held under the Company's 401(k) plan.

 (7) Includes 164,000 shares which may be acquired pursuant to options.

 (8) Includes 254,000 shares which may be acquired pursuant to options.

 (9) Represents shares which may be acquired pursuant to options, including 242 shares which may be acquired by Mr. Simpson's wife.

(10) Includes 164,000 shares which may be acquired pursuant to options.

(11) Includes 1,060,000 shares which may be acquired pursuant to options and 2,457 shares held under the Company's 401(k) plan. Certain of the shares acquired upon exercise of the options are subject to repurchase by the Company under certain circumstances.

(12) Includes 145,000 shares which may be acquired pursuant to options, 1,157 shares held under the Company's 401(k) plan and 150 shares held under the Company's 1983 Employee Stock Purchase Plan.

(13) Includes 520,000 shares which may be acquired pursuant to options, 585 shares held under the Company's 401(k) plan and 2,475 shares held under the Company's 1983 Employee Stock Purchase Plan.

(14) Includes 102,316 shares which may be acquired pursuant to options and 675 shares held under the Company's 401(k) plan.

(15) Includes 3,841,257 shares which may be acquired pursuant to options, 12,365 shares held under the Company's 401(k) plan and 6,214 shares held under the Company's 1983 Employee Stock Purchase Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1999 (collectively, the "Named Executive Officers") for services rendered to the Company during the three fiscal years ended December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                     ---------------------------------------------   ------------
                                                                                        SHARES
NAME AND PRINCIPAL                                                    OTHER ANNUAL    UNDERLYING       ALL OTHER
POSITION                             YEAR     SALARY       BONUS      COMPENSATION    OPTIONS(#)    COMPENSATION(1)
------------------                   ----     ------       -----      ------------    ----------    ---------------
James L. Vincent...................  1999   $1,025,988   $1,500,000     $    --         740,000         $21,000
  Chairman of the Board              1998    1,014,000            0          --         120,000          19,279
  and Chief Executive Officer        1997      975,000            0          --         300,000          33,564

James C. Mullen....................  1999      398,163      350,000      54,873(2)      500,000           4,577
  President and Chief                1998      260,000       70,900          --          60,000           4,010
  Operating Officer                  1997      245,000       59,000      67,757(2)       40,000           3,472

Joseph M. Davie....................  1999      348,010       97,900          --          10,000           8,945
  Senior Vice President --           1998      329,992       80,000          --          20,000           8,530
  Research                           1997      310,000       74,500      25,000(3)       20,000           8,685

Burt A. Adelman....................  1999      260,000       73,000          --          20,000           5,042
  Vice President --                  1998      232,500       65,400          --          40,000           4,545
  Medical Research                   1997      185,000       35,415          --          20,000           4,736

Mark W. Leuchtenberger.............  1999      241,154       79,000      92,016(4)      125,000           3,389
  Vice President --                  1998      215,000       65,100          --          60,000           2,493
  International                      1997      200,000       51,000          --          40,000           2,524

---------------
(1) All Other Compensation in 1999 for all of the Named Executive Officers includes (i) the dollar value of matching contributions made in shares of the Company's Common Stock during the 1999 fiscal year under the Company's 401(k) plan in the amount of $2,400 for each of Mr. Vincent, Mr. Mullen and Dr. Davie, $1,800 for Dr. Adelman and $1,200 for Mr. Leuchtenberger, and
    (ii) matching amounts of less than $100 per officer made by the Company under its non-qualified Voluntary Executive Supplemental Savings Plan for compensation in excess of the amount that may be taken into account under the 401(k) plan. All Other Compensation also includes, for each of the Named Executive Officers, the dollar value of premiums paid by the Company during the 1999 fiscal year with respect to term life insurance for their benefit under an executive life insurance program in the amount of $18,500 for Mr. Vincent, $2,077 for Mr. Mullen, $6,445 for Dr. Davie, $3,142 for Dr. Adelman and $2,089 for Mr. Leuchtenberger.

(2) The 1999 figure represents benefits received in connection with service outside of the United States, including a $23,934 cost of living adjustment, $14,161 in housing-related payments, and payments to cover relocation expenses and an automobile lease; also includes benefits received with respect to personal income tax preparation services. The 1997 figure represents a cost of living adjustment related to service outside of the United States.

(3) Represents the portion of payments made under a contingent bonus and mortgage loan forgiveness program in connection with Dr. Davie's hiring which became vested during 1997.

(4) Represents benefits received in connection with service outside of the United States, including $52,807 in housing-related payments, a $24,404 cost of living adjustment, and payments to cover relocation expenses and an automobile lease; also includes benefits received with respect to personal income tax preparation services.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the Named Executive Officers in 1999.

                                                                                       POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                            ------------------------------------------------------        ANNUAL RATES OF
                            NUMBER OF      % OF TOTAL                                       STOCK PRICE
                              SHARES        OPTIONS                                      APPRECIATION FOR
                            UNDERLYING      GRANTED                                       OPTION TERM(2)
                             OPTIONS      TO EMPLOYEES     EXERCISE     EXPIRATION   -------------------------
           NAME             GRANTED(1)   IN FISCAL YEAR   PRICE($/SH)      DATE         5%($)        10%($)
           ----             ----------   --------------   -----------   ----------   -----------   -----------
James L. Vincent..........   440,000         14.77         $  41.50        1/4/09    $11,483,616   $29,101,737
                             300,000         10.07           71.625       12/9/09     13,513,373    34,245,541

James C. Mullen...........   350,000         11.75            41.50        1/4/09      9,134,694    23,149,109
                             150,000          5.03           71.625       12/9/09      6,756,687    17,122,771

Joseph M. Davie...........    10,000          0.34           71.625       12/9/09        450,446     1,141,518
Burt A. Adelman...........    20,000          0.67           71.625       12/9/09        900,892     2,283,036
Mark W. Leuchtenberger....   100,000          3.36            41.50        1/4/09      2,609,913     6,614,031
                              25,000          0.84           71.625       12/9/09      1,126,114     2,853,795

---------------
(1) All options listed were granted pursuant to the 1985 Plan at the market price on the date of grant and have ten-year terms. All of the options, except those granted to Mr. Vincent, vest annually in equal installments over five years, commencing one year from the date of grant. The options granted to Mr. Vincent are immediately exercisable, but the shares issuable upon exercise of the options are subject to repurchase by the Company under certain conditions and for a specified period.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option's exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Company's Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised. The potential realizable values for all stockholders at the assumed annual rates of stock price appreciation of 5% and 10% would be $7,924,861,271 and $20,083,154,411, respectively, after ten years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of options by each of the Named Executive Officers in 1999. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options at December 31, 1999, and the value of "in-the-money" options, which value represents the positive spread between the exercise price of any such option and the fair market value of the Company's Common Stock on December 31, 1999.

                                                                  NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                OPTIONS AT YEAR-END                 AT YEAR-END(1)
                           SHARES ACQUIRED      VALUE      ------------------------------   ------------------------------
          NAME             ON EXERCISE(#)     REALIZED     EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
          ----             ---------------   -----------   --------------   -------------   --------------   -------------
James L. Vincent.........      380,000       $18,335,784     1,615,000               0       $79,526,425      $         0
James C. Mullen..........        7,000           521,688       509,400         637,600        37,406,868       24,959,192
Joseph M. Davie..........      350,000        15,843,750       527,142         192,858        40,395,282       13,420,030
Burt A. Adelman..........       26,600         1,764,044       143,000         130,800        10,079,564        7,067,527
Mark W. Leuchtenberger...       67,300         4,195,026        89,816         268,700         5,783,221       12,917,757

---------------
(1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $84.00, the average of the high and low sales prices of the Company's Common Stock on December 31, 1999.

(2) The options granted to Mr. Vincent are immediately exercisable, but the shares issuable upon exercise of the options are subject to repurchase by the Company under certain conditions and for a specified period.

PENSION PLAN

     The Company has a defined benefit pension plan in which all regular U.S. employees participate as of the first day of the quarter following date of hire. Benefits are expressed as cash balance accounts. At the end of each plan year, each eligible participant receives an increase to his or her account in the form of a basic credit ranging from 2% to 15% of the participant's compensation during the year depending on the participant's age. In addition, a participant may receive a supplemental credit equal to 3% (or the participant's basic credit percentage, if less) of compensation during the year in excess of the participant's Social Security covered compensation level. Account balances are also credited each year with a specified rate of interest equal to the average of the One-Year Treasury Bill (T-bill) rate for the prior year plus 1%. The plan's interest credit will not be less than 5.25% nor more than 10%. A participant is eligible to retire and begin receiving his or her vested benefit from the plan as early as age 55. The total account balance is converted to a monthly pension at retirement. Alternatively, a participant may elect to receive his or her account balance as a lump sum. For 1995 and earlier years, the benefit formula provided at different times varying amounts of benefit accrual. A participant's vested interest in the plan is subject to a graded vesting schedule based on years of service with Biogen and fully vests after seven years of service.

     The Company also maintains a Supplemental Executive Retirement Plan ("SERP"). The SERP provides benefits that, due to tax law limits, cannot be paid from the qualified pension plan. For certain executive officers, the SERP also preserves the level of retirement benefits provided under the pension plan's benefit formula before its amendment effective in 1989 to comply with the Tax Reform Act of 1986.

     The following table shows estimated annual benefits payable upon normal retirement (age 65) for life under the pension plan and the SERP. These estimates assume that account balances will grow 7% each year, that an employee will work for the Company until normal retirement age, and that the participant's compensation level equals the amounts shown below for each year of service.

                                                        YEARS OF SERVICE
       CAREER AVERAGE           ----------------------------------------------------------------
          EARNINGS                 15           20            25            30            35
       --------------              --           --            --            --            --
$  300,000..................      94,000       131,000       175,000       230,000       297,000
   400,000..................     127,000       177,000       238,000       314,000       407,000
   500,000..................     160,000       224,000       301,000       398,000       516,000
   600,000..................     194,000       271,000       365,000       482,000       626,000
   700,000..................     227,000       317,000       428,000       567,000       736,000
   800,000..................     260,000       364,000       491,000       651,000       845,000
   900,000..................     293,000       411,000       554,000       735,000       955,000
 1,000,000..................     326,000       457,000       618,000       819,000     1,065,000
 1,500,000..................     492,000       691,000       934,000     1,240,000     1,613,000
 2,000,000..................     657,000       924,000     1,250,000     1,661,000     2,161,000
 2,500,000..................     823,000     1,157,000     1,566,000     2,081,000     2,709,000

     The (i) current pensionable earnings (salary and bonus), (ii) current years of service, and (iii) projected total service at age 65 are as follows for each of the Named Executive Officers: Mr. Vincent ($2,525,988, 14 years and 19 years (projected)); Mr. Mullen ($748,163, 10.5 years and 34 years (projected)); Dr. Davie ($445,910, 6.5 years and 11.5 years (projected)); Dr. Adelman ($333,000,
8.5 years and 26 years (projected)); and Mr. Leuchtenberger ($320,154, 9 years and 30.5 years (projected)).

EMPLOYMENT ARRANGEMENTS WITH THE COMPANY AND CERTAIN TRANSACTIONS

     Mr. Mullen, Dr. Davie, Dr. Adelman and Mr. Leuchtenberger (collectively, the "Executives"), each has an employment agreement with the Company under which he receives executive life insurance and tax preparation services. These employment agreements further provide for compensation in the event of termination of the Executive's employment by the Company, other than for cause, in the amount of base salary and certain medical benefits, for twelve months or until alternative employment is obtained, if earlier. The employment agreements for each of the Executives also provide for a specified target bonus each year. In addition, Mr. Leuchtenberger's employment agreement sets forth certain benefits to which he is entitled in connection with his relocation to the Company's Paris office. Such benefits include a cost of living allowance, housing accommodations and a leased automobile.


     Mr. Vincent has an employment agreement under which he receives term life, disability and personal liability insurance, personal income tax preparation and tax audit services. Mr. Vincent's agreement was amended in 1996 and again in March 2000. Under Mr. Vincent's amended employment agreement, in the event of a non-cause termination (whether by the Company or by Mr. Vincent in certain circumstances, including following a change of control of the Company), Mr. Vincent will be entitled to receive a payment equal to at least 2.5 times and no more than 6.5 times his average annual cash compensation for the three years preceding termination, depending upon the date of termination. In the event of termination, under certain circumstances, Mr. Vincent will be entitled to the continuation of certain benefits until age 65 as well as continued service credit and possible accelerated payment under the Company's SERP. Termination payments will be made together with the amount of certain excise taxes imposed on the termination payments. The amended agreement also includes a three-year non-competition provision and a two-year non-solicitation provision. The March 2000 amendment was effected to exercise the Company's election of its option to extend the term of Mr. Vincent's service to 2004.


     In connection with the hiring of certain executives, the Company has granted bonuses contingent upon the executive's continued employment over a period of years. The Company has also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1999, the members of the Compensation and Management Resources Committee, which determines cash remuneration and benefits for senior executives and reviews executive development and succession, were Roger H. Morley, (Chairman), Harold W. Buirkle, Mary L. Good, Phillip A. Sharp and James L. Vincent, the Chairman of the Board and Chief Executive Officer of the Company.

                    JOINT REPORT ON COMPENSATION PHILOSOPHY
                       BY THE COMPENSATION AND MANAGEMENT
                     RESOURCES COMMITTEE AND THE STOCK AND
                      OPTION PLAN ADMINISTRATION COMMITTEE

     Having attained its goal of moving from a development-stage company to a fully-integrated pharmaceutical company, Biogen continues to focus on achieving sustained growth and development. The Company's current strategy towards this objective is to grow the worldwide market for its AVONEX(R)(Interferon Beta-1a) product, develop drugs from its current pipeline, fill its pipeline so that there are new drugs to bring to market in the future, continue to foster the creative energies of the internal research group as a source of new development programs, and remain financially responsible so as to maximize value for shareholders. The Company's achievements in 1999 reflect its efforts toward fulfilling this strategy. These achievements included maintaining AVONEX(R) as the worldwide market leader among multiple sclerosis therapies, receiving positive results from a clinical study of AVONEX(R) in patients who had experienced only one confirmed demyelinating event (multiple sclerosis-type exacerbation), accelerating development of the Company's clinical pipeline, including successfully completing a Phase 2b clinical study of AMEVIVE(TM) (Human LFA-3/IgG1 fusion protein) in patients with moderate to severe chronic plaque psoriasis and successfully completing an early-stage Phase 2 study of an adenosine A(1) antagonist small molecule product being studied as a treatment for congestive heart failure, and reporting record revenues, net income and earnings per share.

     The goals that Biogen has set and the strategy it has adopted are challenging. The Company's success in achieving its mission to date and the magnitude of this success are due in large part to the Company's philosophy and practice of recruiting, motivating and retaining senior executives with demonstrated talent and managerial leadership skills typically gained from successful experiences in positions of greater scope and responsibility in pharmaceutical and other industry settings. A competitive compensation program has been a crucial part of the Company's efforts. The Biogen executive compensation program consists of three parts: base salary and benefits, annual bonus and stock options. The Company's target for total compensation is to be competitive with major biotechnology companies, generally those peer companies with significant revenues and at least one product successfully developed and marketed, and with pharmaceutical industry companies, on a size-adjusted basis. In 1999, the total compensation package paid to executive officers, other than the Chairman and Chief Executive Officer, was about average compared to the major biotechnology companies with respect to cash compensation and the value of stock options granted. Individual compensation decisions are made with reference to progress toward goals tailored for Biogen's stage of development.

BASE SALARY AND BENEFITS

     The Company's philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels and other compensation elements are generally made through participation in a variety of industry surveys and studies, as well as by monitoring developments in key industries such as the pharmaceutical industry. Periodic adjustments in base salary relate to competitive factors and to individual performance evaluated against pre-established objectives. Executive officers are also entitled to participate in benefit plans generally available to employees and receive executive life insurance and other benefits as described elsewhere in this Proxy Statement.

ANNUAL BONUS

     The Compensation and Management Resources Committee of the Board, in its discretion, may award bonuses to executive officers. The Company pays bonuses based on each executive officer's achievement of his or her performance goals. The intent of the annual bonus is to motivate and reward performance of senior executives measured against distinct and clearly articulated goals, with a view towards the competitive compensation practices of the biotechnology industry. The goals vary with responsibilities and are based on individual milestones rather than overall measures of the Company's performance. In 1999, these goals included: achieving certain commercial milestones with respect to AVONEX(R), commencing the construction of new facilities in Cambridge, MA and Research Triangle Park, NC to house process development operations and to obtain large-scale manufacturing capacity, achieving certain clinical milestones with respect to the Company's key development-stage products, achieving certain research and development milestones with respect to the Company's product pipeline, and completing key recruiting and strategic planning efforts.

STOCK OPTIONS

     Stock options are a fundamental element in the total compensation program because they emphasize long-term Company performance as measured by creation of stockholder value and foster a community of interest between stockholders and employees. Accordingly, the Company believes that the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options are granted to all regular full-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of individual pre-established goals, but also the number and terms of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The size of option grants to executive officers is determined by the Stock and Option Plan Administration Committee.

     Options are granted, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company generally awards options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. Some of the Company's stock option plans also provide for option grants to members of the Board and the Scientific Board. Options granted to employees generally vest over periods ranging from five to seven years after grant.

CEO COMPENSATION

     The compensation of James L. Vincent, Biogen's Chairman of the Board and Chief Executive Officer, reflects the Company's general compensation philosophy. Mr. Vincent's compensation in 1999 was not formula-based, but rather was determined by the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee based on the Committees' assessment of Mr. Vincent's performance and review of data showing the compensation of Mr. Vincent's peers in the pharmaceutical and biotechnology industries. The Committees collectively evaluated Mr. Vincent's performance by considering various factors, including the breadth of Mr. Vincent's responsibilities and progress made by the Company toward its goals as measured by the Committees' assessment of the performance of the key departments. In 1999, the Company's progress and the quality of Mr. Vincent's performance were reflected in the Company's various achievements. These achievements included maintaining AVONEX(R) as the worldwide market leader among multiple sclerosis therapies, receiving positive results from a clinical study of AVONEX(R) in patients who had experienced only one confirmed demyelinating event (multiple sclerosis-type exacerbation), accelerating development of the Company's clinical pipeline, including successfully completing Phase 2 clinical studies of two of the Company's product candidates, and reporting record revenues, net income and earnings per share.

     In determining whether to grant Mr. Vincent options, the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee considered not only competitive factors and Mr. Vincent's performance, but also the number and terms of options previously granted. Options were granted to Mr. Vincent in 1999 in recognition not only of his performance, but also his agreement to resume the role of Chief Executive Officer.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(m)

     Internal Revenue Code Section 162(m) ("Section 162(m)") precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest paid officers. Certain income is not subject to the limit. As a result, the Company was able to fully deduct compensation paid to its executive officers in 1999. At such time as Section 162(m) would affect the Company, the Board and Committees will assess the practical effect on executive compensation and determine what action, if any, is appropriate while maintaining the discretion to compensate its executive officers in a manner consistent with the Company's compensation policies without regard to deductibility.

COMMITTEES' ROLES

     The stock option plans for senior executives are administered by the Stock and Option Plan Administration Committee (consisting of Messrs. Buirkle and Morley) of the Board. Other compensation decisions for senior executives are made by the Compensation and Management Resources Committee and, in the case of the Chief Executive Officer, ratified by the Board based on recommendations from that Committee.

                                      Roger H. Morley, Chairman,
                                       Compensation and Management Resources
                                      Committee
                                      Harold W. Buirkle
                                      Mary L. Good
                                      Phillip A. Sharp
                                      James L. Vincent

           SECTION 16(a) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's officers, directors and greater-than-ten-percent stockholders are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Based solely on information provided to the Company by the individual directors and officers, the Company believes that, during the fiscal year ended December 31, 1999, all such parties complied with all applicable filing requirements except for reporting of the following transactions: (i) amended filings for Frank A. Burke, Jr., Joseph M. Davie and James L. Vincent properly reporting exercise and sale transactions in September 1999, (ii) a late filing for Joseph
M. Davie reporting an exercise and sale transaction in June 1999 and (iii) an amended filing for James L. Vincent in June 1999 amending a Form 5 to report three gift transactions.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on December 31, 1994 and ending December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share price at the beginning of the period) with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Pharmaceutical Stocks Total Return Index. The NASDAQ Pharmaceutical Stocks Total Return Index, which is calculated and supplied by NASDAQ, represents all companies trading on NASDAQ under the Standard Industrial Classification (SIC) Code for pharmaceutical, including biotechnology, companies. Biogen has not paid dividends, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                                                                                          NASDAQ PHARMACEUTICAL
                                                         BIOGEN                      S&P 500                      INDEX
                                                         ------                      -------              ---------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     147.30                      137.60                      183.40
1996                                                     185.60                      169.50                      184.00
1997                                                     174.20                      226.10                      190.00
1998                                                     397.50                      291.80                      241.70
1999                                                     811.80                      353.70                      451.60

                                 MISCELLANEOUS

PROPOSALS OF STOCKHOLDERS

     To be included in the Company's Proxy Statement for consideration at the Annual Meeting of Stockholders to be held in 2001, stockholder proposals must be received by the Company, marked for the attention of the "Vice President-General Counsel," not later than January 7, 2001. The Company's By-laws provide that stockholders desiring to nominate persons for election to the Board or to bring any other business before the stockholders at an annual meeting must notify the Clerk of the Company in writing not less than 60 days, but not more than 90 days, prior to the meeting. If, however, the Company gives less than 70 days' notice or prior public disclosure of the date of the meeting, a stockholder's notice to be timely must be received by the tenth day following the date on which notice or public disclosure of the date of the meeting is made to the stockholders.

SOLICITATION AND VOTING OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board. Directors, officers and other employees of the Company may also solicit proxies by telephone, telegram, fax and personal solicitation. No additional compensation will be paid to any director, officer or employee for such solicitation. The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of the Company's Common Stock for their expenses in forwarding proxy material to such beneficial owners. The Company has hired D.F. King & Co., Inc. to act as its proxy solicitation agent for the Meeting at a cost of approximately $5,500.

     Stockholders of record on April 21, 2000 will be entitled to vote at the Meeting on the basis of one vote for each share held. If a stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. Unless authority to vote for any of the proposals is withheld, the shares represented by the enclosed proxy will be voted for such proposals. With respect to the matters to be acted on at the Meeting, abstentions and broker non-votes will neither count for nor against the proposal to be voted upon. For all proposals, abstentions and broker non-votes will be counted toward determination of a quorum.

INCORPORATION BY REFERENCE


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Joint Report on Compensation Philosophy by the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee, and the Performance Graph included in this Proxy Statement shall not be incorporated by reference into any such filings.


OTHER MATTERS

     The Board knows of no other business which will be presented at the Meeting. If other business is properly brought before the Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Thomas J. Bucknum
                                          Thomas J. Bucknum
                                          Clerk
Cambridge, Massachusetts
May 19, 2000

                                      LOGO

                              DIRECTIONS TO BIOGEN

FROM LOGAN AIRPORT & BOSTON                   FROM NORTH OR SOUTH
Take Sumner Tunnel to Expressway (Rte.        Rte. 93 to Storrow Drive. Take Storrow
93). Go up ramp for 1/4 mile following        Drive to exit marked Kendall Square. Go
signs for Storrow Drive. Take Storrow         across Longfellow Bridge over Charles
Drive to left exit marked Kendall Square.     River and follow straight...
Go across Longfellow Bridge over Charles      FROM WALTHAM AND RTE. 2
River and follow straight. Marriott Hotel     Rte. 2 to Memorial Drive eastbound. (You
will be 1 1/2 blocks down on left...          will pass Harvard University, The B.U.
FROM "T"                                      Bridge, The Mass Ave. Bridge and MIT.)
Take "T" to Kendall Square/MIT stop. Walk     After passing MIT, STAY TO THE RIGHT. Take
straight up stairs...                         left at lights (Kendall Square) onto
                                              Binney Street. Take left at 2nd light onto
                                              Third St. Proceed to end and turn right
                                              onto Broadway...

                   LOGO

FROM LOGAN AIRPORT & BOSTON                 FROM MASS AVE.,
Take Sumner Tunnel to Expressway (Rte.      Follow Mass Ave. onto Main Street. Take
93). Go up ramp for 1/4 mile following      left onto Ames Street at Legal Seafood...
signs for Storrow Drive. Take Storrow       FROM WEST AND MASS PIKE
Drive to left exit marked Kendall Square.   Take Mass Pike to exit 18 (Cambridge/
Go across Longfellow Bridge over Charles    Allston/Brighton exit). After toll, bear
River and follow straight. Marriott Hotel   right (Cambridge/Somerville). Go straight
will be 1 1/2 blocks down on left...        across River Street Bridge. Turn right
FROM "T"                                    onto Memorial Drive eastbound. After
Take "T" to Kendall Square/MIT stop. Walk   passing MIT, STAY TO THE RIGHT. Take left
straight up stairs...                       at first set of lights (2nd Kendall Square
                                            sign) onto Binney Street. Take left at 2nd
                                            light onto Third Street. Proceed to end
                                            and turn right onto Broadway...
                   LOGO

  NOTE: UPON REACHING KENDALL SQUARE, PLEASE REFER TO KENDALL SQUARE CAMBRIDGE
                               CENTER DETAIL MAP
            FOR BIOGEN BUILDING LOCATIONS AND PARKING INSTRUCTIONS.

                                 [BIOGEN LOGO]
                              14 CAMBRIDGE CENTER
                              CAMBRIDGE, MA 02142

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                  MEETING DATE
                                 JUNE 16, 2000

                                  BIOGEN, INC.

                               PROXY SOLICITED BY
                     THE BOARD OF DIRECTORS OF BIOGEN, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 16, 2000

 The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 19, 2000, in connection with the Annual Meeting of Stockholders to be held on June 16, 2000 at 10:00 a.m. at the offices of Biogen, Inc., a Massachusetts corporation (the "Company"), located at 12 Cambridge Center, Cambridge, MA 02142, and does hereby appoint James L. Vincent, James C. Mullen, and Thomas J. Bucknum, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS A DIRECTOR AND FOR PROPOSAL 2 BELOW. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?


_____________________________________         __________________________________

_____________________________________         __________________________________

_____________________________________         __________________________________

  X      PLEASE MARK VOTES AS IN THIS EXAMPLE
-----

The Company's Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Company's Board of Directors may designate)

/ / FOR nominees listed below   / / WITHHOLD AUTHORITY        / / FOR ALL EXCEPT

NOMINEES: Harold W. Buirkle, Alan K. Simpson and James L. Vincent for a three-year term ending at the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal.

Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. To ratify the selection by the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

   / / FOR                / / AGAINST             / / ABSTAIN

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

                  MARK                               MARK HERE
                  HERE FOR                           IF YOU PLAN
                  ADDRESS                            TO ATTEND
                  CHANGE    / /                      THE MEETING   / /


Record date shares:

Please be sure to sign and date this Proxy.

                         Date: ______________________________, 2000


                         __________________________________________
                         Signature


                         __________________________________________
                         Signature